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                COMMUNITY TRUST FINANCIAL SERVICES CORPORATION



EXHIBIT 21 - SUBSIDIARIES



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Name*                                Jurisdiction of Incorporation
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Community Trust Bank       Georgia


Metroplex Appraisals, Inc.   Georgia


Community Loan Company       Georgia



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*The legal name of the subsidiary is the name under which the subsidiary does business.